UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2012

ORBITAL SCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14279	06-1209561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45101 Warp Drive Dulles, Virginia		20166
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 406-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2012, Orbital Sciences Corporation (the “Company”) entered into an amendment to its existing credit agreement (the “Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, Citibank N.A. and Bank of America, N.A., as Co-Syndication Agents, PNC Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents, and the lenders and subsidiary guarantors party thereto. The Amendment provided for a new $150 million senior secured term loan facility (the “Term Loan”) and extends the scheduled maturity date on the existing senior secured revolving credit facility to December 12, 2017. The Amendment amends and restates the Company’s existing credit agreement, dated as of June 7, 2011, as amended, and except for the extension of the revolving credit facility’s maturity date and the addition of the Term Loan, all other material terms and conditions are substantially the same.

The Term Loan has a five-year term, is secured on the same basis as the revolving credit facility and bears interest, at the Company’s option, at the London Interbank Offered Rate (“LIBOR”) or the base rate established from time to time by Wells Fargo, plus an applicable margin which is 1.75% per annum in the case of LIBOR loans and 0.75% per annum in the case of base rate loans.

The proceeds of the Term Loan will be used to fund the repurchase of the $143.75 million aggregate principal amount of the Company’s outstanding 2.4375% Convertible Senior Subordinated Notes due 2027 (the “Convertible Notes”) in the Company’s previously announced tender offer for the Convertible Notes or to repurchase and/or redeem any Convertible Notes not tendered in the tender offer. The Company intends to use any remaining proceeds from the Term Loan for general corporate purposes.

The Amendment is filed as an Exhibit to this Form 8-K, and this summary is qualified in its entirety by reference to the Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit are being filed herewith:

Exhibit No.	Exhibit

10.1	Second Amendment to Credit Agreement, dated as of December 12, 2012, among the Company, the subsidiaries of the Company party thereto as guarantors, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, Citibank N.A. and Bank of America, N.A., as Co-Syndication Agents, PNC Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2012

ORBITAL SCIENCES CORPORATION

By:	/s/ Susan Herlick
Name:	Susan Herlick
Title:	Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Second Amendment to Credit Agreement, dated as of December 12, 2012, among the Company, the subsidiaries of the Company party thereto as guarantors, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, Citibank N.A. and Bank of America, N.A., as Co-Syndication Agents, PNC Bank, N.A. and U.S. Bank National Association, as Co-Documentation Agents, and the lenders party thereto